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                 SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


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                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

                    Date of Report:  August 17, 1995
                    (Date of earliest event reported)

                     JOHN DEERE CAPITAL CORPORATION
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-6458
                        (Commission File Number)

                               36-2386361
                    (IRS Employer Identification No.)

                                Suite 600
                     First Interstate Bank Building
                           1 East First Street
                           Reno, Nevada 89501
          (Address of principal executive offices and zip code)

                              (702)786-5527
          (Registrant`s telephone number, including area code)

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                           Page 1 of 4 pages.
                     The Exhibit Index appears at Page 4

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Item 5.   OTHER INFORMATION EVENTS.

The following is disclosed on behalf of the Company's United States credit subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements of programs providing for the issuance of debt securities:

"John Deere Capital Corporation's (Capital Corporation) net income was $26.3 million in the third quarter and $87.0 million year-to-date in 1995 compared with $25.8 million and $74.7 million in the same periods last year. This year's third quarter and year-to-date results continued to reflect higher earnings from a larger average portfolio, offset by lower financing margins. In addition, year-to-date operations benefited from higher gains from note sales in 1995 compared with the same period a year ago. The average balance of credit receivables and leases financed was three percent higher in the third quarter and 13 percent higher in the first nine months of 1995 compared with the same periods last year.

Credit receivable and lease acquisitions increased 18 percent during both the third quarter and year-to-date compared with a year ago. Acquisitions of John Deere equipment notes were 15 percent higher in the current year, due to increased retail sales of John Deere equipment and an improvement in the Capital Corporation's market share of John Deere agricultural equipment notes financed. Acquisitions of retail notes, revolving charge accounts and wholesale receivables all increased during the first nine months of this year compared with 1994. Year-to-date retail notes acquired totaled $2.036 billion, a 14 percent increase over 1994 acquisitions.

Credit receivables and leases financed by the Capital Corporation were $4.341 billion at July 31, 1995 compared with $4.134 billion one year ago. The Capital Corporation securitized and sold retail notes for which it received proceeds of $1.240 billion during the past 12 months. These sales partially offset the increase in credit receivables resulting from acquisitions exceeding collections in the same period. Credit receivables and leases administered, which include receivables previously securitized and sold, totaled $5.668 billion at July 31, 1995 compared with $4.947 billion at July 31, 1994."


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)  Exhibits


     (99)  Press release and additional information of Deere & Company


                                     Page 2
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             JOHN DEERE CAPITAL CORPORATION



                              By  /s/ Frank S. Cottrell
                                 ----------------------------
                                  Frank S. Cottrell, Secretary

Dated:  August 17, 1995


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                              EXHIBIT INDEX


                                                                 Sequential
Number and Description of Exhibit                                Page Number
---------------------------------                                -----------


99. Press release and additional information of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated August 17, 1995, file number 1-4121).


                                     Page 4